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                                                                   Exhibit 10.63

                         NORTHWEST AIRLINES CORPORATION

                       Phantom Stock Unit Award Agreement

      THIS AGREEMENT is made as of this 21st day of June, 1999, by and between NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the "Company"), and John
H. Dasburg (the "Participant"), an employee of Northwest Airlines, Inc. ("Northwest"), a wholly-owned subsidiary of the Company.

            WHEREAS, the Company granted to the Participant on April 22, 1999 (the "Award Date") a phantom stock unit award (the "Award") on the terms and conditions set forth in this Agreement and notified the Participant of the Award; and

            WHEREAS, the Company and the Participant desire to enter into this Agreement for the purpose of evidencing the terms and conditions of the Award.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

      For purposes of this Agreement, in addition to the definitions set forth above and elsewhere in this Agreement, the following terms shall have the meanings specified below:

      1.1 "Administrator" shall mean the Chairman of the Compensation and Stock Option Committee of the Board or any successor committee.

      1.2 "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Board.

      1.3 "Board" means the Board of Directors of the Company.

      1.4 "Common Stock" shall mean the common stock, par value $.01 per share of the Company.

      1.5 "Fair Market Value" shall mean, with respect to a share of Common Stock, the average closing sale price of the Common Stock as reported on the NASDAQ National Market for the trading days that occur during the applicable Valuation Period.

      1.6 "Payment Date" shall mean, with respect to the Units that vest during any Vesting Period pursuant to Section 2.2 (b) or (c) hereof, February 1 next following the end of the applicable Vesting Period and, with respect to the Units that vest on the Award Date pursuant to Section 2.2(a) hereof, any date on or before ten (10) days following the Award Date.


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      1.7 "Proration Fraction" shall mean a fraction, the numerator of which is the number of days in any calendar year up to and including the date on which a Termination of Employment occurs and the denominator of which is 365.

      1.8 "Termination of Employment" shall mean the time when the employee-employer relationship between the Participant and Northwest and any Affiliate of the Company ceases for any reason whatsoever.

      1.9 "Unit" shall mean a phantom stock unit which represents, when vested, the right to receive a payment in cash on the applicable Payment Date equal to the Fair Market Value of a share of Common Stock.

      1.10 "Valuation Period" shall mean, with respect to the Units that vest during any Vesting Period pursuant to Section 2.2 (b) or (c) hereof, the period beginning on January 10 and ending on January 20 immediately preceding the applicable Payment Date and, with respect to the Units that vest on the Award Date pursuant to Section 2.2(a) hereof, the period beginning on January 11, 1999 and ending on the tenth (10th) trading day following January 11, 1999.

      1.11 "Vesting Period" shall mean each of the three (3) calendar years during the period commencing on January 1, 1999 and ending on December 31, 2001.

ARTICLE 2. THE UNIT AWARD

      2.1 Number of Units. For good and valuable consideration, on the Award Date the Company grants to the Participant an award of 80,000 Units upon the terms and conditions set forth in this Agreement.

      2.2 Vesting. The rights of the Participant with respect to the Units shall remain forfeitable at all times prior to the date on which such Units become vested in accordance with this Section 2.2. Subject to the terms and conditions of this Agreement, the Units shall vest as follows:

      (a)   20,000 Units shall vest on the Award Date.

      (b) So long as no Termination of Employment has occurred, 20,000 Units shall vest on the last day of each Vesting Period.

      (c) If a Termination of Employment shall occur during any Vesting Period, the number of Units which shall vest with respect to such Vesting Period shall equal 20,000 multiplied by the Proration Fraction. Any remaining Units that have not vested in accordance with this Section 2.2 shall be canceled immediately upon any such Termination of Employment and the Participant shall have automatically forfeited any rights to such unvested Units as of the date of such Termination of Employment.


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      2.3 Payment of Units. On the applicable Payment Date, the Company shall pay to the Participant an amount in cash equal to the Fair Market Value of all Units which vest in accordance with Section 2.2 hereof.

      2.4 Tax Withholding. The Company shall have the power and the right to deduct or withhold an amount in cash sufficient to satisfy federal, state and local taxes required by law to be withheld in connection with any payment made hereunder.

      2.5 No Payment of Dividends or Dividend Equivalents. The Participant shall not be entitled to receive dividend or dividend equivalents with respect to the Units.

      2.6 Deferral of Payment. Subject to the consent of and the terms and conditions imposed by the Company, the Participant may defer receipt of any amount otherwise payable under this Agreement.

ARTICLE 3. MISCELLANEOUS

      3.1 Equitable Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination or other change in the corporate or capital structure of the Company affecting its Common Stock, the number of Units granted hereunder which remain unvested at the time of such event shall be equitably adjusted to prevent dilution or enlargement of the Participant's rights hereunder and, if necessary, provision shall be made for the substitution for the Units of new phantom stock units related to the securities of a successor employer corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities; provided that the total number of Units granted hereunder shall always be a whole number.

      3.2 Transferability. Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment, hypothecation or other disposition of the Units contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect. No transfer by will or the applicable laws of descent and distribution of any Units that have vested pursuant to this Agreement as of the date of the Participant's death shall be effective to bind the Company unless the Administrator shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer.

      3.3 Termination of Employment. For purposes of the Units, the Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, all questions of whether particular leaves of absence constitute Terminations of Employment and whether any re-employment by the Company shall be deemed to be simultaneous with termination.

      3.4 Agreement Does Not Confer Employment or Stockholder Rights. Nothing in this


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Agreement shall confer upon the Participant any right to continue in the employ of Northwest or any Affiliate of the Company or interfere in any way with the right of Northwest or any Affiliate to terminate the employment of the Participant at any time. Neither the Participant nor any person entitled to exercise the Participant's rights under this Agreement in the event of the Participant's death shall have any of the rights of a stockholder of the Company with respect to the Units.

      3.5 Non-Exclusive. Nothing contained in this Agreement shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.

      3.6 Unfunded Status. The Award is intended to be an "unfunded" compensation arrangement. With respect to any payments not yet made to the Participant by the Company, nothing contained herein shall give the Participant nor any person entitled to exercise the Participant's rights under this Agreement in the event of the Participant's death any rights that are greater than those of a general creditor of the Company.

      3.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

      3.8 Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

      3.9 Governing Law. The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

      3.10 Jurisdiction. Any suit, action or proceeding against the Participant with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, and the Participant hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

      3.11 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

            (a)   If to the Company, to it at the following address:

                  Northwest Airlines Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota 55111-3034
                  Attn: Executive Vice President -
                        Alliances, General Counsel & Secretary


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            (b)   If to the Participant, to him at the address set forth below under his signature;

or at such other address as either party shall from time to time specify by notice in writing to the other.

      3.12 Counterparts. This Agreement may be executed in two or more counterparts.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

NORTHWEST AIRLINES CORPORATION

By: /s/ Douglas M. Steenland
    ------------------------------------
      Douglas M. Steenland
      Executive Vice President - Alliances, General Counsel & Secretary


PARTICIPANT:

/s/ John H. Dasburg
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John H. Dasburg

Participant's Taxpayer Identification
Number:
        -----------------------------

PARTICIPANT'S ADDRESS:

1 Overholt Pass
Edina, Minnesota 55439


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